Exhibit 99.1

Contact:	Kathleen Cantillon	FOR IMMEDIATE RELEASE
Exelon Communications
312-394-7417

Exelon Increases Offer to Acquire NRG Energy by 12.4 Percent

Company Cites Additional Upside Value Identified Since Initial Offer

Also Shares Details on Financing

CHICAGO (July 2, 2009)—Exelon Corporation (NYSE:EXC) today announced an increase in its offer to acquire all of the outstanding NRG common stock in an all-stock transaction with a fixed exchange ratio of 0.545 of a share of Exelon common stock for each NRG share, a 12.4 percent increase over the initial exchange offer of 0.485. Exelon’s increased offer represents value of over $3 billion to NRG shareholders.

Exelon also filed today with the SEC an investor presentation that will be used as part of the company’s proxy solicitation for the election of nine new, independent directors to the NRG board of directors. In the presentation, Exelon cited approximately $1.5 billion of additional newly identified synergies as the primary reason for the increase. The new offer also reflects the value of NRG’s recent acquisition of the Reliant Energy retail business.

“We listened to NRG investors and balanced their views with the best interests of Exelon shareholders. An exhaustive analysis by our internal team, informed by the best third-party experts, resulted in additional synergies, allowing us to increase our offer to NRG shareholders,” said John Rowe, chairman and chief executive officer of Exelon. “Our track record of the Unicom-PECO merger, cost-cutting initiatives, and fleet optimization proves we can deliver this further value to Exelon and NRG shareholders. This is our best and final offer, and we will use the time leading up to the NRG annual meeting on July 21 to communicate the value of our new offer to NRG shareholders, encouraging them to vote for nine new independent directors who can unlock that value.”

Exelon’s more detailed analysis of NRG’s structure, cost platform and operations assumes that the company would not only absorb NRG but also integrate and transform it. This approach, plant benchmarking, and application of Exelon’s management model to NRG’s assets yielded an estimated present value of $3.6 billion to $4.0 billion in operational synergies from areas including corporate/IT, fossil and nuclear fleet, trading, development, and retail operations. It reflects a 30 percent reduction in NRG’s O&M expense, which is consistent with prior power sector transactions and reflects Exelon’s track record of delivering cost reductions.

In the presentation, Exelon also shared details on its financing plan to maintain its investment grade credit ratings while optimizing long-term shareholder value. Exelon says it is confident, based on discussions with its outside advisors, that the company will be able to meet all financing needs associated with the transaction, including the re-financing of $4.7 billion of NRG’s senior notes and other NRG debt, if necessary, while maintaining investment grade credit ratings.

Exelon says it continues to pursue NRG because of the long-term value that can be created by industry consolidation. Exelon believes that the scope, scale and diversified risk of the combined company will allow it not only to withstand the ever-changing forces of the markets and regulation but also to grow and create more value than each company could on its own.

Exelon says its offer will create immediate value for NRG shareholders and a commensurate value for Exelon shareholders. NRG shareholders will benefit from Exelon’s stronger investment grade balance sheet, low-carbon nuclear fleet, operating excellence, and a $600 million share in the synergies resulting from the combination. Exelon shareholders benefit from NRG’s assets, cash flow, and its own share of the synergies.

“Together, the two companies would become the first national generation company,” said Rowe. “There is no model that can do more for shareholders of both companies than an Exelon-NRG combination.”

Exelon will conduct a conference call with investors to discuss this announcement and presentation at 8 a.m. ET (7 a.m. CT) today. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 17092348. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.) Telephone replays will be available until July 16. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 17092348.

Exelon announced on June 17, 2009, that it had filed its definitive proxy materials with the Securities and Exchange Commission to solicit proxies from NRG shareholders at the NRG annual meeting of shareholders scheduled for July 21, 2009. In today’s presentation, Exelon urges all NRG shareholders to use the BLUE proxy card to vote in favor of proposals to expand the NRG Board and elect nine new, independent and experienced directors who will act in shareholders’ best interests to capture the highest shareholder value possible.

Important Information

This press release relates, in part, to the offer (the “Offer”) by Exelon Corporation (“Exelon”) through its direct wholly-owned subsidiary, Exelon Xchange Corporation (“Xchange”), to exchange each issued and outstanding share of common stock (the “NRG shares”) of NRG Energy, Inc. (“NRG”) for 0.545 of a share of Exelon common stock. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, NRG shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (Reg. No. 333-155278) (including the Letter of Transmittal and related documents and as amended from time to time, the “Exchange Offer Documents”) previously filed by Exelon and Xchange with the Securities and Exchange Commission (the “SEC”). The Offer is made only through the Exchange Offer Documents. Investors and security holders are urged to read these documents and other relevant materials as they become available, because they will contain important information.

Exelon filed a preliminary proxy statement on Schedule 14A with the SEC on April 17, 2009 in connection with its solicitation of proxies (the “Preliminary Exelon Meeting Proxy Statement”) for a meeting of Exelon shareholders (the “Exelon Meeting”) to be called in order to approve the issuance of shares of Exelon common stock pursuant to the Offer. Exelon expects to file a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies for the Exelon Meeting (the “Definitive Exelon Meeting Proxy Statement”). Investors and security holders are urged to read the Preliminary Exelon Meeting Proxy Statement and the Definitive Exelon Meeting Proxy Statement and other relevant materials as they become available, because they will contain important information.

Investors and security holders can obtain copies of the materials described above (and all other related documents filed with the SEC) at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, toll free at 1-877-750-9501. Investors and security holders may also read and copy any reports, statements and other information filed by Exelon, Xchange or NRG with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Exelon and Xchange will be participants in the solicitation of proxies from Exelon shareholders for the Exelon Meeting or any adjournment or postponement thereof. In addition, certain directors and executive officers of Exelon and Xchange may solicit proxies for the Exelon Meeting. Information about Exelon and Exelon’s directors and executive officers is available in the Preliminary Exelon Meeting Proxy Statement. Information about Xchange and Xchange’s directors and executive officers is available in Schedule II to the Prospectus/Offer to Exchange. Information about any other participants will be included in the Definitive Exelon Meeting Proxy Statement.

Forward Looking Statements

This press release includes forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The factors that could cause actual results to differ materially from these forward-looking statements include Exelon’s ability to achieve the synergies contemplated by the proposed transaction, Exelon’s ability to promptly and effectively integrate the businesses of NRG and Exelon, and the timing to consummate the proposed transaction and obtain required regulatory approvals as well as those discussed in (1) the Exchange Offer Documents; (2) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (3) Exelon’s First Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (4) other factors discussed in Exelon’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Statements made in connection with the Offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.

All information in this press release concerning NRG, including its business, operations, and financial results, was obtained from public sources. While Exelon has no knowledge that any such information is inaccurate or incomplete, Exelon has not had the opportunity to verify any of that information.

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Exelon Corporation is one of the nation’s largest electric utilities with nearly $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to 485,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.